HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:            Matt Hall, (336) 519-3386
Analysts and Investors, contact:        T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS FOURTH-QUARTER 2013 FINANCIAL RESULTS
- Strong Year Concludes with Record Sales, Profit Margins, Cash Flow and EPS
- Fourth-Quarter Results Strong Despite Uneven Retail Environment
- 2014 Full-Year Guidance Raised, Including Adjusted EPS Expectations of $4.60 to $4.80

WINSTON-SALEM, N.C. (Jan. 29, 2014) - HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel under world-class brands, today reported record financial results in 2013 for net sales, operating profit and profit margin, cash flow, and diluted earnings per share.

The company closed the year with a strong fourth quarter and has substantially raised its 2014 full-year EPS guidance.

Net sales in the fourth quarter increased 12 percent to $1.29 billion compared with the year-ago quarter. The acquisition of Maidenform Brands, Inc., contributed 9 percentage points of sales growth in the quarter, while strong results for the remainder of the company contributed 3 percentage points of growth. For the full year, net sales increased 2 percent to $4.63 billion, while on a constant-currency basis, net sales increased 3 percent.

Adjusted EPS for the year increased 49 percent to $3.91 from $2.62 in 2012. For the fourth quarter, adjusted EPS of $0.98 beat company guidance. Planned increases in advertising and debt-reduction costs muted fourth-quarter performance compared with the year-ago quarter’s adjusted EPS of $1.07. On a GAAP basis, diluted EPS was $0.32 in the quarter versus $0.78 a year ago and was $3.25 for the year, up from $2.32 a year ago.

(Adjusted performance measures and comparisons exclude fourth-quarter 2013 charges related to the acquisition of Maidenform Brands, other action-related charges in the fourth quarter of 2013, debt actions in the fourth quarter of 2012, and reflect continuing operations for 2012. See sections on discontinued operations and GAAP reconciliation.)

The company earned record adjusted operating profit of $596 million in 2013 for an adjusted operating margin of 12.9 percent, up 320 basis points. Improved profitability resulted from lower cotton costs and benefits of the company’s Innovate-to-Elevate initiatives. On a GAAP basis, operating profit for the quarter was $72 million, compared with $153 million a year ago, and for full-year 2013 was $515 million, up from $440 million, for an operating margin of 11.1 percent compared with 9.7 percent.

For 2014, Hanes has increased its full-year guidance to expected net sales of slightly less than $5.1 billion; adjusted operating profit of $640 million to $660 million; adjusted EPS of $4.60 to $4.80; and net cash from operating activities of $450 million to $550 million.

HanesBrands Reports Fourth-Quarter 2013 Financial Results - Page 2

“We had an outstanding year in 2013 with four consecutive quarters of strong performance. We achieved record results and reached significant milestones, including generating nearly $600 million of cash from operations,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “We are raising our 2014 earnings guidance because we are increasingly confident that the momentum of our Innovate-to-Elevate strategy will deliver even better results. The combination of our brand power, low-cost supply chain and innovation platforms is generating value and growth opportunities.”

Fourth-Quarter and Full-Year 2013 Financial Highlights and Business Segment Summary

Key accomplishments for 2013 include:

•
Margin Expansion through Innovate-to-Elevate Success. For the year, Hanes’ two largest business segments - Innerwear and Activewear - delivered double-digit and triple-digit operating profit growth, respectively, and double-digit operating profit margin, benefiting from Innovate-to-Elevate success. The company’s brands are gaining share, supply chain initiatives are creating efficiencies, and innovative product platforms are performing well.

•
Strong Balance Sheet, Working Capital Improvement and Cash from Operations. Hanes generated a record $591 million of net cash from operating activities in 2013. Inventory excluding Maidenform decreased by $100 million, on 13 percent fewer units. The company used cash to complete its multiyear bond debt reduction plan, instituted a regular quarterly cash dividend for stockholders, and acquired Maidenform Brands.

•
Maidenform Acquisition Completed and Integration Under Way. Hanes closed its acquisition of Maidenform on Oct. 7, 2013, for approximately $581 million and incurred acquisition- and other action-related charges of approximately $80 million in the fourth quarter. Hanes is in the process of integrating Maidenform’s front-end, supply chain, and distribution/logistics operations into its existing organization.

In the fourth quarter, Maidenform contributed net sales of approximately $100 million and operating profit of approximately $1 million.

Key segment highlights include:

Innerwear Segment. Innerwear net sales increased 20 percent in the fourth quarter and 5 percent for the full year. While Maidenform sales significantly contributed to growth, non-Maidenform sales also increased in each period. Operating profit declined $5 million as a result of $17 million of increased advertising investment.

•
Strong Fourth-Quarter Sales. Excluding Maidenform contributions, sales increased 6 percent in the fourth quarter. Sales of socks and panties were up double digits, men’s underwear up high single digits, and bras up mid-single digits. For the year, excluding Maidenform, net sales increased 1 percent with socks and men’s underwear driving growth.

•
Market Share Increases and Innovate-to-Elevate Success. The company’s brands gained market share during the fourth quarter, and Innovate-to-Elevate product platforms continue to succeed. Hanes ComfortBlend socks and men’s underwear, Hanes X-Temp underwear, and Smart Size bras across several brands, including Bali, are all outperforming their respective categories.

HanesBrands Reports Fourth-Quarter 2013 Financial Results - Page 3

Activewear Segment. The Activewear segment, previously known as Outerwear, ended a successful year with strong fourth-quarter results - net sales up 1 percent and operating profit up 9 percent. For the year, operating profit increased by $98 million on a net sales decline of 1 percent.

•
Strong Profitability. The segment delivered record profitability with an operating margin of 13.1 percent for the full year. Champion activewear, Hanes activewear and Gear for Sports all had double-digit operating margins in the fourth quarter and full year.

•
Higher Quality of Sales. For the year, Activewear net sales increased 1 percent, excluding the $25 million decline in sales for the branded printwear business, which de-emphasized commodity sales. Sales for Champion activewear and Gear for Sports each increased by mid-single digits for the year.

International Segment. Currency had a significant impact on International net sales and profits. On a constant-currency basis, International net sales increased 10 percent in the fourth quarter and 7 percent for the full year. Maidenform sales contributed to sales growth. Operating profit on a constant-currency basis increased 1 percent in the fourth quarter and was comparable to last year for the full year.

Direct to Consumer Segment. The Direct to Consumer segment achieved significantly improved profitability for the year. The segment’s operating profit increased 31 percent and 34 percent for the fourth quarter and full year, respectively. Direct to Consumer net sales for the fourth quarter increased 14 percent and for the full year increased 2 percent, with Maidenform sales contributing to growth.

2014 Guidance

Hanes has significantly increased its earnings outlook for 2014 and has established guidance for other financial performance measures.

For 2014, Hanes expects net sales of slightly less than $5.1 billion; adjusted operating profit excluding actions of $640 million to $660 million; adjusted EPS excluding actions of $4.60 to $4.80; and net cash from operating activities of $450 million to $550 million.

The company expects its acquisition of Maidenform to contribute approximately $500 million in sales and approximately $25 million of operating profit in 2014.

Interest expense and other expense are expected to be approximately $85 million combined. The full-year tax rate is expected to be in the low teens. As is typical, Hanes expects its tax rate will fluctuate by quarter, with the rate being slightly higher in the first half of the year.

The company expects to make pension contributions of approximately $60 million and net capital expenditures of approximately $60 million to $70 million.

The company expects slightly more than 103 million weighted average shares outstanding in 2014.

HanesBrands Reports Fourth-Quarter 2013 Financial Results - Page 4

Maidenform Integration

Hanes expects to achieve full synergies from the integration of its Maidenform acquisition within three years. After full synergies, the acquisition is expected to annually contribute more than $500 million in net sales, $80 million in operating profit, and $0.60 of EPS.

Synergies are expected from selling, general and administrative savings as a result of the elimination of duplicative corporate and operational costs; cost of goods sold savings as a result of the integration of Maidenform’s 100 percent sourced production model into Hanes’ predominately self-owned manufacturing operations, supplemented by sourcing; and complementary revenue, driven by the application of Hanes’ Innovate-to-Elevate strategy to Maidenform’s products.

Hanes is integrating Maidenform’s sales and marketing, supply chain, and distribution/logistics operations into its existing organization. The company anticipates closing the Maidenform New Jersey headquarters and Fayetteville, N.C., distribution center by the end of 2014.

The majority of the corporate SG&A savings are anticipated to begin by mid-2014. Benefits of supply chain actions to cost of goods sold are expected to start in 2015 and be fully realized in 2016. Complementary revenue opportunities are expected to deliver benefits in late 2015, with the majority of the benefits coming in 2016.

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Discontinued Operations

In 2012, the company announced it was exiting certain international and domestic imagewear businesses that are now classified as discontinued operations. Discontinued operations have no effect on 2013 results.

On May 30, 2012, Hanes sold its European imagewear business, and the company subsequently completed in 2012 the discontinuation of its private-label and Outer Banks domestic imagewear operations serving wholesalers that sell to the screen-print industry. In accordance with generally accepted accounting principles, the company reported results for the second, third and fourth quarters of 2012 on a continuing-operations basis and revised prior-period results, including the first quarter of 2012, to reflect continuing operations. The company’s branded printwear operations continue to operate and serve the domestic screen-print market with Hanes and Champion brand products.

For 2012, discontinued operations reported a loss per diluted share of $0.68 - a loss of $0.03 in the first quarter, a loss of $0.66 in the second quarter, a loss of $0.01 in the third quarter, and earnings of $0.02 in the fourth quarter.

The company has provided information on discontinued operations and financial results for prior periods, including posting a five-year history of results from continuing operations. The information is available in the investors section of the company’s corporate website, www.Hanes.com/investors.

HanesBrands Reports Fourth-Quarter 2013 Financial Results - Page 5

Charges for Actions and Reconciliation to GAAP Measures

Adjusted EPS, adjusted operating profit (and margin), free cash flow, and adjusted EBITDA are not generally accepted accounting principle measures. Hanes has chosen to provide these non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. The company believes that adjusted EPS provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and other actions. See Table 5 attached to this press release to reconcile adjusted diluted EPS to GAAP diluted EPS.

Adjusted operating profit is defined as operating profit excluding actions, and the company believes that the measure provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and other actions. See Table 5 attached to this press release to reconcile adjusted operating profit to GAAP operating profit.

Free cash flow is defined as net cash from operating activities less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance. See Table 4 and its footnotes attached to this press release to reconcile free cash flow with the GAAP measure of net cash provided by operating activities.

Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, and debt-prepayment expenses. Although the company does not use EBITDA to manage its business, it believes that EBITDA is another way that investors measure financial performance. See Table 2 attached to this press release to reconcile adjusted EBITDA with the GAAP measure of net income from continuing operations.

For 2014 guidance, adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions, and adjusted operating profit is defined as operating profit excluding actions. Hanes’ current estimate for pretax charges in 2014 for acquisition and other actions is approximately $70 million to $100 million or more, but actual charges could vary significantly. The company believes guidance for adjusted EPS and adjusted operating profit provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and other actions.

On a GAAP basis, full-year 2014 diluted EPS will vary depending on actual performance, charges and tax rate. GAAP diluted EPS could be in the range of $3.80 to $4.30. GAAP operating profit for 2014 could be in the range of $540 million to $590 million.

HanesBrands Reports Fourth-Quarter 2013 Financial Results - Page 6

Webcast Conference Call

Hanes will host an Internet webcast of its quarterly investor conference call at 4:30 p.m. EST today. The broadcast, consisting of prerecorded remarks followed by a live question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available at www.Hanes.com/investors. A telephone playback will be available from approximately midnight EST today through midnight EST Feb. 5, 2014. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 35514607.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2014 Guidance,” as well as statements about the benefits anticipated from the Maidenform acquisition, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the failure of businesses we acquire to perform to expectations; current economic conditions, including consumer spending levels and the price elasticity of our products; legal, regulatory, political and economic risks associated with our operations in international markets, including the risk of significant fluctuations in foreign exchange rates; the highly competitive and evolving nature of the industry in which we compete; unanticipated business disruptions or the loss of one or more suppliers in our global supply chain; our ability to effectively manage our inventory and reduce inventory reserves; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, Maidenform, Flexees, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 49,700 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.
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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended			Year Ended
	December 28, 2013	December 29, 2012	% Change	December 28, 2013	December 29, 2012	% Change
Net sales	$1,285,790	$1,153,256	11.5%	$4,627,802	$4,525,721	2.3%
Cost of sales	858,558	755,185		3,016,109	3,105,674
Gross profit	427,232	398,071	7.3%	1,611,693	1,420,047	13.5%
As a % of net sales	33.2%	34.5%		34.8%	31.4%
Selling, general and administrative expenses	355,534	245,060		1,096,507	979,932
As a % of net sales	27.7%	21.2%		23.7%	21.7%
Operating profit	71,698	153,011	(53.1)%	515,186	440,115	17.1%
As a % of net sales	5.6%	13.3%		11.1%	9.7%
Other expenses	15,491	35,486		17,501	40,315
Interest expense, net	26,038	30,352		101,884	136,855
Income from continuing operations before income tax expense	30,169	87,173		395,801	262,945
Income tax expense (benefit)	(2,097)	8,958		65,307	30,502
Income from continuing operations	32,266	78,215	(58.7)%	330,494	232,443	42.2%
Income (loss) from discontinued operations, net of tax	—	2,173		—	(67,762)
Net income	$32,266	$80,388	(59.9)%	$330,494	$164,681	100.7%

Earnings per share - basic:
Continuing operations	$0.32	$0.79	(59.5)%	$3.31	$2.35	40.9%
Discontinued operations	—	0.02	NM	—	(0.69)	NM
Net income	$0.32	$0.81	(60.5)%	$3.31	$1.67	98.2%

Earnings per share - diluted:
Continuing operations	$0.32	$0.78	(59.0)%	$3.25	$2.32	40.1%
Discontinued operations	—	0.02	NM	—	(0.68)	NM
Net income	$0.32	$0.80	(60.0)%	$3.25	$1.64	98.2%

Weighted average shares outstanding:
Basic	100,159	98,989		99,859	98,709
Diluted	101,881	100,885		101,823	100,269

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarter Ended			Year Ended
	December 28, 2013	December 29, 2012	% Change	December 28, 2013	December 29, 2012	% Change
Segment net sales¹:
Innerwear	$700,464	$585,750	19.6%	$2,444,935	$2,334,006	4.8%
Activewear	340,428	336,991	1.0%	1,306,936	1,318,012	(0.8)%
Direct to Consumer	107,360	93,963	14.3%	380,079	372,359	2.1%
International	137,538	136,552	0.7%	495,852	501,344	(1.1)%
Total net sales	$1,285,790	$1,153,256	11.5%	$4,627,802	$4,525,721	2.3%

Segment operating profit¹:
Innerwear	$125,067	$129,581	(3.5)%	$467,398	$407,318	14.8%
Activewear	43,729	40,110	9.0%	170,749	72,820	134.5%
Direct to Consumer	9,296	7,109	30.8%	34,737	25,890	34.2%
International	11,188	12,188	(8.2)%	42,850	46,713	(8.3)%
General corporate expenses/other	(36,792)	(35,977)	2.3%	(119,758)	(112,626)	6.3%
Acquisition, integration and other action related charges	(80,790)	—	NM	(80,790)	—	NM
Total operating profit	$71,698	$153,011	(53.1)%	$515,186	$440,115	17.1%

Adjusted EBITDA²:
Net income from continuing operations	$32,266	$78,215		$330,494	$232,443
Interest expense, net	26,038	30,352		101,884	136,855
Income tax expense	(2,097)	8,958		65,307	30,502
Depreciation and amortization	23,689	22,940		90,890	92,253
Debt prepayment expenses	—	33,906		—	33,906
Total Adjusted EBITDA	$79,896	$174,371	(54.2)%	$588,575	$525,959	11.9%

¹
In the first quarter of 2013, Hanesbrands renamed the Outerwear segment to Activewear to reflect the trend of this category becoming a part of consumers’ active lifestyles and more aptly describe the competitive space of this business. In addition, certain prior-year segment operating profit disclosures have been revised to conform to the current-year presentation. These changes were primarily the result of Hanesbrands’ decision to revise the manner in which Hanesbrands allocates certain selling, general and administrative expenses.

²	Earnings from continuing operations before interest, taxes, depreciation, amortization and debt prepayment expenses (Adjusted EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 28, 2013	December 29, 2012
Assets
Cash and cash equivalents	$115,863	$42,796
Trade accounts receivable, net	578,558	506,278
Inventories	1,283,331	1,253,136
Other current assets	265,914	225,315
Total current assets	2,243,666	2,027,525

Property, net	579,883	596,158
Intangible assets and goodwill	1,004,143	553,414
Other noncurrent assets	262,356	454,603
Total assets	$4,090,048	$3,631,700

Liabilities
Accounts payable and accrued liabilities	$781,296	$675,616
Notes payable	36,192	26,216
Accounts Receivable Securitization Facility	181,790	173,836
Total current liabilities	999,278	875,668
Long-term debt	1,467,000	1,317,500
Other noncurrent liabilities	393,147	551,666
Total liabilities	2,859,425	2,744,834

Equity	1,230,623	886,866
Total liabilities and equity	$4,090,048	$3,631,700

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Year Ended
	December 28, 2013	December 29, 2012
Operating Activities:
Net income	$330,494	$164,681
Depreciation and amortization	90,890	93,036
Impairment of intangibles	—	37,425
Loss on disposition of business	—	32,829
Other noncash items	47,553	(613)
Changes in assets and liabilities, net	122,344	226,249
Net cash from operating activities	591,281	553,607

Investing Activities:
Capital expenditures	(37,538)	(40,570)
Acquisition of business	(559,855)	—
Disposition of business	—	12,704
Net cash from investing activities	(597,393)	(27,866)

Financing Activities:
Cash dividends paid	(59,442)	—
Net borrowings (repayments) on notes payable, debt and other	153,199	(517,777)
Net cash from financing activities	93,757	(517,777)
Effect of changes in foreign currency exchange rates on cash	(14,578)	(513)
Increase in cash and cash equivalents	73,067	7,451
Cash and cash equivalents at beginning of year	42,796	35,345
Cash and cash equivalents at end of period	$115,863	$42,796

Supplemental cash flow information¹:
Net cash from operating activities	$591,281	$553,607
Capital expenditures	(37,538)	(40,570)
Free cash flow	$553,743	$513,037

¹	Free cash flow is a non-GAAP measure.

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended		Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Gross profit, as reported under GAAP	$427,232	$398,071	$1,611,693	$1,420,047
Acquisition, integration and other action related charges	16,221	—	16,221	—
Gross profit, as adjusted	$443,453	$398,071	$1,627,914	$1,420,047
As a % of net sales	34.5%	34.5%	35.2%	31.4%

Selling, general and administrative expenses, as reported under GAAP	$355,534	$245,060	$1,096,507	$979,932
Acquisition, integration and other action related charges	(64,569)	—	(64,569)	—
Selling, general and administrative expenses, as adjusted	$290,965	$245,060	$1,031,938	$979,932
As a % of net sales	22.6%	21.2%	22.3%	21.7%

Operating profit, as reported under GAAP	$71,698	$153,011	$515,186	$440,115
Acquisition, integration and other action related charges included in gross profit	16,221	—	16,221	—
Acquisition, integration and other action related charges included in SG&A	64,569	—	64,569	—
Operating profit, as adjusted	$152,488	$153,011	$595,976	$440,115
As a % of net sales	11.9%	13.3%	12.9%	9.7%

Income from continuing operations, as reported under GAAP	$32,266	$78,215	$330,494	$232,443
Acquisition, integration and other action related charges included in gross profit	16,221	—	16,221	—
Acquisition, integration and other action related charges included in SG&A	64,569	—	64,569	—
Debt prepayment expenses	—	33,906	—	33,906
Tax effect on actions	(13,331)	(3,932)	(13,331)	(3,932)
Income from continuing operations, as adjusted	$99,725	$108,189	$397,953	$262,417

Diluted earnings per share from continuing operations, as reported under GAAP	$0.32	$0.78	$3.25	$2.32
Acquisition, integration and other action related charges	0.66	—	0.66	—
Debt prepayment expenses	—	0.30	—	0.30
Diluted earnings per share from continuing operations, as adjusted	$0.98	$1.07	$3.91	$2.62